Exhibit 4.8













                                  Global Marine
                           2001 Non-Employee Director
                         Stock Option and Incentive Plan
                                -----------------






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                               Global Marine Inc.

                                   Certificate
                                   -----------

              I, Alexander A. Krezel, the Corporate Secretary of Global Marine Inc., having in my custody and possession the corporate records of said corporation, do hereby certify that attached hereto is a true, correct and complete copy of the Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan as presently in effect.

Dated:  May 17, 2001



                                        Alexander A. Krezel

                    Global Marine 2001 Non-Employee Director
                         Stock Option and Incentive Plan

                                TABLE OF CONTENTS

                                                                            Page

SECTION 1 - GENERAL............................................................1
     1.1    Purpose............................................................1
     1.2    Participation......................................................1
     1.3    Operation and Administration.......................................1
     1.4    Construction and Definitions.......................................1

SECTION 2 - DEFINED TERMS......................................................1

SECTION 3 - OPTIONS............................................................3
     3.1    Definition.........................................................3
     3.2    Exercise Price.....................................................3
     3.3    Exercise...........................................................3
     3.4    Payment of Option Exercise Price...................................3
     3.5    Settlement of Award................................................4

SECTION 4 - OTHER STOCK AWARDS.................................................4
     4.1    Definition.........................................................4
     4.2    Restrictions on Stock Awards.......................................4

SECTION 5 - OPERATION AND ADMINISTRATION.......................................4
     5.1    Effective Date and Duration........................................4
     5.2    Shares Subject to Plan.............................................5
     5.3    Limit on Distribution..............................................6
     5.4    Taxes..............................................................6
     5.5    Shares as Payment..................................................7
     5.6    Dividends and Dividend Equivalents.................................7
     5.7    Payments...........................................................7
     5.8    Transferability....................................................7
     5.9    Form and Time of Elections.........................................7
     5.10   Agreement With Company.............................................7
     5.11   Limitation of Implied Rights.......................................8
     5.12   Evidence...........................................................8
     5.13   Action by Company or Related Company...............................8
     5.14   Separate Fund......................................................8
     5.15   Pooling of Interests Accounting....................................8

SECTION 6 - ADMINISTRATOR......................................................8
     6.1    Administration.....................................................8
     6.2    Powers of Administrator............................................9
     6.3    Delegation by Administrator........................................9

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     6.4    Information to be Furnished to Administrator.......................9
     6.5    Duplicated Signatures.............................................10

SECTION 7 - AMENDMENT AND TERMINATION.........................................10

                            ------------------------


                                       ii

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                                  Global Marine
                           2001 Non-Employee Director
                         Stock Option and Incentive Plan
                            ------------------------


                              SECTION 1 - GENERAL
                              -------------------

         1.1 Purpose. The Global Marine 2001 Non-Employee Director Stock Option and Incentive Plan (the "Plan") has been established by Global Marine Inc. (the "Company") to enable the Company to continue to attract and retain persons of outstanding competence to serve as its non-employee directors and continue to align the directors' interests with those of its other stockholders by increasing their proprietary interest in the Company.

         1.2 Participation. Subject to the terms and conditions of the Plan, the Administrator will determine and designate from time to time, from among the Eligible Individuals, those persons to whom one or more Awards under the Plan will be granted in consideration for their service to the Company, thereby making such persons "Participants" in the Plan. At the discretion of the Administrator, a Participant may be granted any Award permitted under the provisions of the Plan, and more than one Award may be granted to a Participant. Awards may be granted as alternatives to or in replacement of awards outstanding under a plan or arrangement of a business or entity all or part of which is acquired by the Company or a Related Company.

         1.3 Operation and Administration. The operation and administration of the Plan, including the Awards made under the Plan, will be subject to the provisions of Section 5 (relating to operation and administration).

         1.4 Construction and Definitions. Where the context admits, words in any gender will include any other gender, words in the singular will include the plural, and the plural will include the singular. Capitalized terms in the Plan will be defined as set forth in the Plan, including the definition provisions of
Section 2.


                            SECTION 2 - DEFINED TERMS
                            -------------------------

         For purposes of the Plan, the terms listed below will be defined as follows:

(a) 1990 Plan. The term "1990 Plan" has the meaning ascribed to it in paragraph (a) of subsection 5.2.

(b) Administrator. The term "Administrator" has the meaning ascribed to it in subsection 6.1.

(c) Agreement. The term "Agreement" has the meaning ascribed to it in subsection 5.10.

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(d)      Award. The term "Award" means any award or benefit granted to any
         Participant under the Plan, including without limitation the grant of Options and Stock Awards.

(e)      Board. The term "Board" means the Board of Directors of the Company.

(f) Company. The term "Company" has the meaning ascribed to it in subsection 1.1.

(g) Effective Date. The term "Effective Date" has the meaning ascribed to it in subsection 5.1.

(h) Eligible Individual. The term "Eligible Individual" means any member of the Board who is not at the relevant time also an employee of the Company or a Related Company.

(i) Exercise Price. The term "Exercise Price" has the meaning ascribed to it in subsection 3.2.

(j) Fair Market Value. For purposes of determining the "Fair Market Value" of a share of Stock, the following rules will apply:

         (i) If the Stock is at the time listed or admitted to trading on any stock exchange (including any transaction reporting system), then the "Fair Market Value" will be the mean between the lowest and highest reported sale prices of the Stock on the date in question as reported by the principal exchange on which the Stock is then listed or admitted to trading, including "composite" transactions if so reported. If no reported sale of Stock takes place on the date in question, including composite transactions if so reported, then the reported closing price of the Stock on the most recent date on which a reported sale did take place will be determinative of "Fair Market Value."

         (ii) If the Stock is not at the time listed or admitted to trading on a stock exchange, the "Fair Market Value" will be the mean between the lowest reported bid price and highest reported asked price of the Stock on the date in question in the over-the-counter market, as such prices are reported in a publication of general circulation selected by the Administrator and regularly reporting the market price of the Stock in such market.

         (iii) If the Stock is not listed or admitted to trading on any stock exchange or traded in the over-the-counter market, the "Fair Market Value" will be as determined in good faith by the Administrator.

(k)      Option. The term "Option" has the meaning ascribed to it in paragraph
         (a) of subsection 3.1.

(l) Participant. The term "Participant" has the meaning ascribed to it in subsection 1.2.

(m)      Plan. The term "Plan" has the meaning ascribed to it in subsection 1.1.

(n) Pricing Date. The term "Pricing Date" has the meaning ascribed to it in subsection 3.2.

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(o)      Related Company. The term "Related Company" means any direct or indirect majority-owned subsidiary of the Company (regardless of whether such subsidiary is organized as a corporation, partnership, or other entity) and, as determined in the discretion of the Administrator, any other business venture in which the Company has a significant interest.

(p)      Stock. The term "Stock" means shares of common stock of the Company.

(q) Stock Award. The term "Stock Award" has the meaning ascribed to it in subsection 4.1.


                               SECTION 3 - OPTIONS
                               -------------------

         3.1 Definition. The grant of an "Option" entitles the Participant to purchase shares of Stock at an Exercise Price established by the Administrator. Options granted pursuant to this Plan are not qualified under Section 422 of the Internal Revenue Code of 1986, as amended.

         3.2 Exercise Price. The "Exercise Price" of each Option granted under this Section 3 will be established by the Administrator or will be determined by a method established by the Administrator. The Exercise Price will not be less than the aggregate Fair Market Value of the shares of Stock subject to the Option as of the Pricing Date; provided, however, that if receipt of the Option is conditioned on the Participant electing to forego his or her right to all or any part of his or her cash retainer or other fees for service as a member of the Board, the exercise price of the Option will not be less than such Fair Market Value less the amount of retainer or other fees the Participant has elected to forego. For purposes of the preceding sentence, the "Pricing Date" will be the date on which the Option is granted, except that the Administrator may provide that the Pricing Date is the date on which the recipient first becomes an Eligible Individual, if the grant of the Option occurs not more than 90 days after the date the recipient first becomes an Eligible Individual.

         3.3 Exercise. Each Option will be exercisable in accordance with such terms and conditions and during such fixed period of time as may be established by the Administrator; provided, however, that such fixed period of time will end no later than ten years from the date the Option is granted.

         3.4 Payment of Option Exercise Price. The payment of the Exercise Price of an Option granted under this Section 3 will be subject to the following:

(a) Subject to the following provisions of this subsection 3.4, the full Exercise Price for shares of Stock purchased upon the exercise of any Option will be paid at the time of such exercise except that, in the case of an exercise arrangement approved by the Administrator and described in paragraph (c) of this subsection 3.4, payment may be made as soon as practicable after the exercise.

(b) The Exercise Price will be payable in cash or by tendering shares of Stock held by the Participant for at least six months (by either actual delivery of shares or by attestation, with such shares being valued at Fair Market Value as of the day of exercise), excluding

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

         any shares deemed unacceptable for any reason by the Administrator, or in any combination thereof, as determined by the Administrator.

(c) The Administrator may permit a Participant to elect to pay the Exercise Price upon the exercise of an Option by authorizing a third party to sell some or all of the shares of Stock acquired upon exercise of an Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and tax withholding, if any, resulting from such exercise.

         3.5 Settlement of Award. Distribution following exercise of an Option, and the shares of Stock distributed pursuant to such exercise, will be subject to such conditions, restrictions and contingencies as the Administrator may establish. The Administrator may in its discretion impose such conditions, restrictions and contingencies with respect to shares of Stock acquired pursuant to the exercise of an Option as the Administrator determines to be desirable.


                         SECTION 4 - OTHER STOCK AWARDS
                         ------------------------------

         4.1 Definition. A "Stock Award" is a grant of shares of Stock or of a right to receive shares of Stock, or their cash equivalent or a combination of both, in the future.

         4.2 Restrictions on Stock Awards. Each Stock Award will be subject to such terms and conditions, restrictions and contingencies, if any, as the Administrator shall determine. Restrictions and contingencies limiting the right to receive shares of Stock, or their cash equivalent or a combination of both, in the future pursuant to a Stock Award will limit such right for a minimum of three years from the date such Stock Award is granted or be based on the achievement of single or multiple performance goals over a period ending at least one year from the date such Stock Award is granted. Such restrictions and/or contingencies may terminate or be subject to termination before the passage of the period or periods of time designated and/or the achievement of such performance goals only in the event of the death, disability, or retirement from or other non-cause termination of service as a member of the Board of the holder of such Stock Award, or in the event of a change of control, as defined in the terms of such Stock Award, of the Company. The performance goals may be cumulative, annual or end-of-performance period goals, may be relative to a peer group or based on increases or changes relative to stated values, and may be based on such measure or measures as the Administrator may establish. Any unrestricted grant of shares of Stock pursuant to a Stock Award will be made only in lieu of cash retainer or other fees for service as a member of the Board that otherwise would be payable by the Company or a Related Company.


                    SECTION 5 - OPERATION AND ADMINISTRATION
                    ----------------------------------------

         5.1 Effective Date and Duration. Subject to its approval by the stockholders of the Company at the Company's 2001 annual meeting of stockholders, the Plan will be effective as of May 17, 2001 (the "Effective Date"). The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any Awards under it are outstanding.

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         5.2    Shares Subject to Plan.

(a)      (i)    Subject to the following provisions of this subsection 5.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan will be equal to the sum of: (I) 750,000 shares of Stock; (II) any shares of Stock available for future awards under the Global
                Marine Inc. 1990 Non-Employee Director Stock Option Plan (the
                "1990 Plan") as of the date of its termination; and (III) any shares of Stock represented by awards granted under the 1990
                Plan that are forfeited, expire or are canceled without delivery of shares of Stock or which result in the forfeiture of shares of Stock back to the Company.

         (ii) Any shares of Stock granted under the Plan that are forfeited because of the failure to meet an Award contingency or condition will again be available for delivery pursuant to new Awards granted under the Plan. To the extent any shares of Stock covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the shares of Stock are not delivered because the Award is settled in cash, such shares will not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         (iii) If the Exercise Price or other purchase price of any stock option or other award granted under the Plan or the 1990 Plan is satisfied by tendering shares of Stock to the Company by either actual delivery or by attestation, or if the tax withholding obligation, if any, resulting from the settlement of any such option or other award is satisfied by tendering or withholding shares of Stock, only the number of shares of Stock issued net of the shares of Stock tendered or withheld will be deemed delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan.

         (iv) Shares of Stock delivered under the Plan in settlement, assumption or substitution of outstanding awards or obligations to grant future awards under the plans or arrangements of another entity will not reduce the maximum number of shares of Stock available for delivery under the Plan, to the extent that such settlement, assumption or substitution is a result of the Company or a Related Company acquiring another entity or an interest in another entity.

(b) Subject to paragraph (c) of this subsection 5.2, the following additional maximums are imposed under the Plan.

         (i) The maximum number of shares of Stock that may be issued in conjunction with Awards granted pursuant to Section 4 (relating to Stock Awards), other than Awards that Participants have elected to receive in lieu of cash retainer or other fees for service as members of the Board, shall be 375,000 shares. In the event of an increase in the number of shares authorized in clause I in paragraph 5.2(a)(1) to be delivered under this Plan, said limitation will be increased proportionately.

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

         (ii) The maximum number of shares of Stock that may be covered by Awards granted to any one individual during any calendar year pursuant to this Plan, other than Awards that a Participant has elected to receive in lieu of cash retainer or other fees for service as a member of the Board, will be 30,000 shares. In the event of an increase in the number of shares authorized in clause I in paragraph 5.2(a)(i) to be delivered under this Plan, said limitation will be increased proportionately.

(c) If the outstanding securities of the class then subject to this Plan are increased, decreased, or exchanged for or converted into cash, property, or a different number or kind of shares or securities, or if cash, property, or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, merger or other business combination, dividend (other than a regular, quarterly cash dividend), or other distribution, stock split, reverse stock split, spin-off, or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction provide otherwise, (a) the maximum number and type of shares or other securities that may be issued under this Plan will be appropriately and proportionately adjusted, and (b) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Options and Stock Awards theretofore awarded under this Plan and the exercise price of such Options or price, if any, of such Stock Awards will be appropriately and proportionately adjusted. The Administrator will determine in its sole discretion the appropriate adjustments to be effected pursuant to the immediately preceding sentence. No right to purchase or receive fractional shares will result from any adjustment pursuant to this paragraph (c) of subsection 5.2. In case of any such adjustment, the shares subject to the Option or Stock Award will be rounded up to the nearest whole share.

         5.3 Limit on Distribution. Distribution of shares of Stock or other amounts under the Plan will be subject to the following:

(a) Notwithstanding any other provision of the Plan, the Company will have no liability to deliver any shares of Stock under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including without limitation the requirements of the Securities Act of 1933) and the applicable requirements of any securities exchange or similar entity.

(b) To the extent the Plan provides for the issuance of stock certificates to reflect the issuance of shares of Stock, the issuance may be effected on a non-certificated basis to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

         5.4 Taxes. Whenever the Company proposes or is required to distribute Stock under the Plan, the Company may require the recipient to remit to the Company or the Company or any Related Company may withhold from any payments due or becoming due to the recipient an amount sufficient to satisfy applicable Federal, state and local minimum statutory tax withholding requirements, if any, prior to the delivery of any certificate for such shares; provided, however, that, in the discretion of the Administrator, the Company may withhold from the shares to be delivered shares with a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirements, or the Company may accept delivery of shares of Stock with

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

a Fair Market Value sufficient to satisfy all or a portion of such tax withholding requirement, excluding any shares deemed unacceptable for any reason by the Administrator. Whenever under the Plan payments are to be made to a Participant or beneficiary in cash, such payments may be net of an amount sufficient to satisfy any Federal, state and local tax withholding requirements. The Company and any affiliate will not be liable to a Participant or any other persons as to any tax consequence expected, but not realized, by any Participant or other person due to the receipt or exercise of any Award.

         5.5 Shares as Payment. Subject to the overall limitation on the number of shares of Stock that may be delivered under the Plan, the Administrator may use available shares of Stock, valued at their Fair Market Value, as the form of payment for any compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company or a Related Company.

         5.6 Dividends and Dividend Equivalents. A Stock Award may provide the Participant with the right to receive dividends or dividend equivalent payments with respect to Stock, which may be paid currently, credited to an account for the Participant or reinvested in shares of Stock credited to an account for the Participant, and which may be settled in cash or Stock, as determined by the Administrator. Any such settlements, and any such crediting of dividends or dividend equivalents or reinvestment in shares of Stock, may be subject to such conditions, restrictions and contingencies as the Administrator shall establish, including the reinvestment of such credited amounts in Stock equivalents.

         5.7 Payments. Awards may be settled through cash payments, the delivery of shares of Stock, the granting of replacement Awards, or a combination thereof as the Administrator shall determine. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Administrator shall determine. The Administrator may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest or dividend equivalents, including converting such credits into deferred Stock equivalents.

         5.8 Transferability. Except as otherwise provided by the Administrator, Awards under the Plan are not transferable except as designated by the Participant by will or by applicable laws of descent and distribution.

         5.9 Form and Time of Elections. Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, will be in writing and filed with the Administrator at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Administrator shall require.

         5.10 Agreement With Company. At the time of an Award to a Participant under the Plan, the Administrator may require a Participant to enter into an agreement with the Company (the "Agreement") in a form specified by the Administrator, agreeing to the terms and conditions of the Plan and to such additional terms and conditions not inconsistent with the Plan as the Administrator may prescribe in its sole discretion.

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

         5.11   Limitation of Implied Rights.

(a) Neither a Participant nor any other person shall by reason of the Plan acquire any right in or title to any assets, funds or property of the Company or any Related Company whatsoever, including without limitation any specific funds, assets, or other property which the Company or any Related Company, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant will have only a contractual right to the stock or amounts, if any, payable under the Plan, unsecured by any assets of the Company or any Related Company. Nothing contained in the Plan will constitute a guarantee that the assets of such companies will be sufficient to pay any benefits to any person.

(b) The Plan does not constitute a contract for services as a member of the Board, and selection as a Participant and/or the grant or an Award will not give anyone the right to be retained as a member of the Board, the right to receive any future Award under the Plan, or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan will confer upon the holder thereof any right as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such right.

         5.12 Evidence. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent, reliable, and signed, made or presented by the proper party or parties.

         5.13 Action by Company or Related Company. Any action required or permitted to be taken by the Company or any Related Company will be by resolution of its board of directors, or by action of one or more members of its board (including a committee of the board) who are duly authorized to act for the board, or, except to the extent prohibited by applicable law or applicable rules of any stock exchange, by a duly authorized officer of such company.

         5.14 Separate Fund. Neither the Company, the Board or the Administrator has any obligation to create a separate fund for the performance of any cash payment obligation under the Plan, but any or all of them may, at their own discretion, create trust funds or similar arrangements for such purpose.

         5.15 Pooling of Interests Accounting. The Administrator may, in its sole and absolute discretion, declare inoperative anything in this Plan or in the terms, conditions, restrictions or contingencies pertaining to any Award, including any outstanding Award, that adversely affects pooling of interests accounting.


                           SECTION 6 - ADMINISTRATOR
                           -------------------------

         6.1 Administration. The authority to control and manage the operation and administration of the Plan will be vested in a committee selected by the Board and consisting of two or more members of the Board who are not employees of the Company or a Related Company (the "Administrator") in accordance with this Section 6.

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

         6.2 Powers of Administrator. The authority to manage and control the operation and administration of the Plan will be vested in the Administrator, subject to the following:

(a) Subject to the provisions of the Plan, the Administrator will have the authority and discretion to select from among the Eligible Individuals those persons who will receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards or the formula pursuant to which such number will be determined, to establish the terms, conditions, performance criteria, restrictions, and other provisions of the Awards, and, subject to the same restrictions imposed upon the Board by Section 7, to cancel or suspend Awards; provided, however, that the cancellation of any Award and reissuance with a lower exercise or purchase price, as well as the reduction of the exercise or purchase price of any Award, in the absence of proper approval by the Company's stockholders are expressly prohibited, except adjustments permitted by paragraph (c) of subsection 5.2. In making Award determinations, the Administrator may take into account the nature of services rendered by the individual, the individual's present and potential contribution to the Company's success, and such other factors as the Administrator deems relevant.

(b) The Administrator will have the authority and discretion to interpret the Plan, to establish and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Administrator and any decision made by it under the Plan is conclusive, final and binding.

(d) At its discretion, the Administrator may terminate or suspend the granting of Awards under the Plan at any time or from time to time.

(e) The Administrator will maintain and keep adequate records concerning the Plan and concerning its proceedings and acts in such form and detail as the Administrator may decide.

         6.3 Delegation by Administrator. Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Administrator may allocate all or any part of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Administrator at any time.

         6.4 Information to be Furnished to Administrator. The Company and the Related Companies will furnish the Administrator with such data and information as may be required for it to discharge its duties. The records of the Company and Related Companies as to the provision of services by a member of the Board, cessation of the provision of services, and compensation will be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Administrator such evidence, data or information as the Administrator considers desirable to carry out the terms of the Plan.

         6.5 Duplicated Signatures. At its discretion, the Administrator may accept a duplicated signature on any document, whether faxed, photocopied or otherwise duplicated, which will be effective to the same extent as an original signature unless there is a showing of fraud or other wrongdoing, the burden of making such showing being on the person asserting such fraud or wrongdoing.


                     SECTION 7 - AMENDMENT AND TERMINATION
                     -------------------------------------

         The Board may at any time amend, suspend or terminate the Plan, provided that, subject to subsection 5.2 (relating to certain adjustments to shares), no amendment, suspension or termination may (a) in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board or the date of such suspension or termination, or (b) in the absence of proper approval by the Company's stockholders, change the minimum Option Exercise Price set forth in subsection 3.2, materially increase the share limitations set forth in subsection 5.2, change the requirement that the Administrator be a committee whose members are not employees of the Company or a Related Company set forth in subsection 6.1, change the prohibition of canceling Awards and reissuing them with a lower exercise or purchase price and of reducing the exercise or purchase price of Awards set forth in paragraph (a) of subsection 6.2, or effect any change for which approval by the Company's stockholders is required by applicable law.


















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